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                                                                    EXHIBIT 10.7

SUBLEASE AGREEMENT
------------------


This agreement is entered into on this 25th day of June, 1996 between PlanetWeb, Inc. ("Sublessee") and NeoMagic Corporation ("Sublessor"). The Sublessor agrees to rent to Sublessee, on terms and conditions outlined in this agreement, certain space as described more fully in the "Premises" section below.

1)  PREMISES

Approximately 3,166 square feet of office area on the second floor of that larger building commonly designated as 3260 Jay Street, Santa Clara, California ("Premises") and as further shown on Exhibit "A" attached hereto.

2)  USE OF PREMISES

Office, research and development, designing, prototyping, marketing and sales, and other legal uses.

3)  SUBLEASE TERM

The term of this sublease will be for one (1) year commencing on May 28, 1996 and ending May 31, 1997. If NeoMagic requires this space at any time during the term of this agreement, PlanetWeb agrees to vacate the premises upon three (3) months written notice from NeoMagic.

4)  RENT

Monthly rent shall be:

Months:

1-3    $1.00 per square foot
4-6    $1.50 per square foot
7-12   $1.75 per square foot

Interim rent for the period of May 28 through May 31, 1996 will be paid at $1.00 per square foot for 4 days, or $422.13.

This is a full service rent. Lessor shall be responsible for real property taxes, utilities and general operating expenses. Lessor shall not be responsible for providing phone service, network administration and other computer requirements.

In addition to rent defined above, Sublessee will pay to NeoMagic a flat monthly fee of $300 for standard janitorial services provided by NeoMagic.

If PlanetWeb occupies more than the agreed upon 3,166 square feet, rent will be adjusted accordingly. If PlanetWeb vacates the property prior to termination of this lease, they will pay NeoMagic an amount to bring the average monthly rent to $4,749 per month for the actual months of occupancy.

PlanetWeb agrees to be bound by the same terms and conditions as those listed in NeoMagic's Master Lease attached hereto, specifically as related to insurance requirements and hazardous materials.
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PlanetWeb must provide a certificate of insurance to NeoMagic for the $2 Million liability umbrella and Worker's Compensation Insurance, as required by the Master Lease.

5)  TENANT IMPROVEMENT ALLOWANCE

None


6)  PREPAID RENT AND SECURITY DEPOSIT

At Sublease execution, Sublessee will deposit with Sublessor the first month's rent and a security deposit of $3,000. Security deposit will be refundable to Sublessee upon termination of lease and delivery of said space to NeoMagic in substantially the same condition as it is today.

7)  OPERATING EXPENSES

During the term of the Sublease, Sublessee shall not be responsible for operating expense increases or capital improvement costs.

8)  COMMON AREAS AND CONFIDENTIALITY

Sublessee will share the main lobby with NeoMagic and will have access to NeoMagic's office areas. PlanetWeb agrees to reasonably contain its use of the building to the common areas (lobbies, restrooms, etc.) and to the areas specifically rented per this agreement. PlanetWeb agrees to execute a confidentiality agreement to protect NeoMagic in the event PlanetWeb personnel become aware of NeoMagic Confidential information, and to instruct their employees as to the treatment of such information if it inadvertently becomes available to them.

9)  SIGNAGE

NeoMagic will allow PlanetWeb to provide reasonable signage for PlanetWeb at the driveway entrance to the complex and outside the main lobby, affixed to the front windows. This signage will be provided at the sole cost of PlanetWeb and is subject to the advance approval of NeoMagic, which will not be unreasonably withheld.

10) CUBICLES

PlanetWeb desires to install cubicles to house its employees in the leased premises. NeoMagic agrees that, if PlanetWeb purchases the same cubicles that are the standard NeoMagic type and color, that, at the end of the lease, if PlanetWeb so desires, NeoMagic will purchase those cubicles from PlanetWeb at a then agreed upon price based on original cost less a reasonable estimate for depreciation and normal wear and tear.

11) CONTINGENCIES

This proposal to sublease is contingent upon the following items:

1)  Sublessee's review and acceptance of the terms of Master Lease Agreement
2) Sublessee's delivery of certificate of insurance as prescribed in said Master Lease Agreement
3)  Agreement by both parties to above terms and conditions.
4)  Execution of mutual non-disclosure by both parties.



READ AND APPROVED:
-----------------
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LESSEE:   PLANETWEB


BY: /s/ [signature illegible]
    ---------------------------

TITLE: VP Engineering, CEO
       ------------------------


DATE:  June 25, 1996
     --------------------------



LESSOR:   NEOMAGIC, CORP.



BY: /s/ Lori Holland
    ---------------------------

TITLE: VP, CFO
       ------------------------


DATE:  June 26, 1996
     --------------------------

                                   EXHIBIT A

                              [2ND FLOORPLAN OF
                              TENANT IMPROVEMENT
                                   NEOMAGIC
                               3260 JAY STREET,
                           SANTA CLARA, CALIFORNIA]